Exhibit A-28

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “LANCASTER PIKE STUART, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE TWENTIETH DAY OF JANUARY, A.D. 1999, AT 9 O’CLOCK A.M.

CERTIFICATE OF MERGER, FILED THE TWENTY-SECOND DAY OF FEBRUARY, A.D. 1999, AT 3:30 O’CLOCK P.M.

CERTIFICATE OF CORRECTION, FILED THE FOURTH DAY OF JUNE, A.D. 1999, AT 9 O’CLOCK A.M.

CERTIFICATE OF MERGER, FILED THE TWENTY-EIGHTH DAY OF JANUARY, A.D. 2000, AT 4:30 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE THIRD DAY OF DECEMBER, A.D. 2007, AT 11:41 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE NINTH DAY OF SEPTEMBER, A.D. 2008, AT 10:51 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “LANCASTER PIKE STUART, LLC”.

	/s/ Jeffrey W. Bullock
	Jeffrey W. Bullock, Secretary of State
2995122 8100H	AUTHENTICATION:	8418733
101175335	DATE:	12-10-10
You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF FORMATION

OF

LANCASTER PIKE STUART, LLC

The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the “Delaware Limited Liability Company Act”), hereby certifies that:

FIRST: The name of the limited liability company (hereinafter called the “Company”) is:

LANCASTER PIKE STUART, LLC

SECOND: The address of the registered office of the Company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act in the State of Delaware is 1013 Centre Road, in the City of Wilmington, in the County of New Castle, Delaware. The registered agent for service of process at such address is Corporation Services Company.

THIRD:

A. Purpose. Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Company to the contrary, the following shall govern: The nature of the business and of the purposes to be conducted and promoted by the Company is to engage solely in the following activities:

(1)	To acquire that certain parcel of real property, together with all improvements located thereon, in the City of Wilmington, State of Delaware, commonly known as 3901 Lancaster Pike (the “Property”).

(2)	To own, hold, sell, assign, transfer, operate, lease, mortgage, pledge and otherwise deal with the Property.

(3)	To exercise all powers enumerated in the Delaware Limited Liability Company Act necessary or convenient to the conduct, promotion or attainment of the business or purposes otherwise set forth herein.

B. Certain Prohibited Activities Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Company to the contrary, the following shall govern: The Company shall only incur indebtedness in an amount necessary to acquire, operate and maintain the Property. For so long as any mortgage lien exists on the Property, the Company shall not incur, assume, or guaranty any other indebtedness except the Company may guarantee the indebtedness of Pathmark Stores, Inc. and its subsidiaries under that certain Credit

PH02A/26454.1

Agreement dated as of June 30, 1997 among Pathmark Stores, Inc., the lenders party thereto, the Chase Manhattan Bank, as Administrative Agent, and CIBC Inc. and Corestates Bank, N.A., as Co-Agents, as in effect on the date hereof, and as such agreement may be amended, renewed, extended, supplemented or otherwise modified from time to time and any agreement or successive agreements incurred to refund, refinance or replace such credit agreement (the “Credit Agreement”). The Company shall not consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity unless (i) the entity (if other than the Company) formed or surviving such consolidation or merger or that acquired by conveyance or transfer the properties and assets of the Company substantially as an entirety (a) shall be organized and existing under the laws of the United States of America or any State or the District of Columbia, (b) shall include in its organizational documents the same limitations set forth in this Article Third and Article Fourth, and (c) shall expressly assume the due and punctual performance of the Company’s obligations; and (ii) immediately after giving effect to such transaction, no default or event of default under any agreement to which it is a party shall have been committed by this Company and be continuing. For so long as a mortgage lien exists on the Property, the Company will not voluntarily commence a case with respect to itself, as debtor, under the Federal Bankruptcy Code or any similar federal or state statute without the consent of the Member. For so long as a mortgage lien exists on the Property, no material amendment to this Certificate of Formation may be made without first obtaining approval of the mortgagee holding a first mortgage lien on the property.

FOURTH: Notwithstanding any provision hereof or of any document governing the formation, management or operation of the Company to the contrary, the following shall govern: For so long as any mortgage lien exists on the Property, in order to preserve and ensure its separate and distinct corporate identity, in addition to the other provisions set forth in this Certificate of Formation, the Company shall conduct its affairs in accordance with the following provisions:

a.	It shall establish and maintain an office through which its business shall be conducted separate and apart from those of its parent and any affiliate and shall allocate fairly and reasonably any overhead for shared office space.

b.	It shall maintain separate corporate records and books of account from those of its parent and any affiliate.

c.	Its Member shall hold appropriate meetings (or act by written consent) to authorize all appropriate actions, and in authorizing such actions, shall observe all formalities applicable to limited liability companies.

d.	It shall not commingle assets with those of its parent and any affiliate.

e.	It shall conduct its own business in its own name.

f.	It shall maintain financial statements separate from its parent and any affiliate.

g.	It shall pay any liabilities out of its own funds, including salaries of any employees, not funds of its parent or any affiliate.

PH02A/26454.1	- 2 -

h.	It shall maintain an arm’s length relationship with its parent and any affiliate.

i.	It shall not guarantee or become obligated for the debts of any other entity, including its parent or any affiliate or hold out its credit as being available to satisfy the obligations of others, except as set forth above.

j.	It shall use stationary, invoices and checks separate from its parent and any affiliate.

k.	It shall not pledge its assets for the benefit of any other entity, including its parent and any affiliate, except as required by the Credit Agreement.

1.	It shall hold itself out as an entity separate from its parent and any affiliate.

For purpose of this Article Fourth, the following terms shall have the following meanings:

“affiliate” means any person controlling or controlled by or under common control with the parent, including, without limitation (i) any person who has a familial relationship, by blood, marriage or otherwise with any director, officer or employee of the Company, its parent, or any affiliate thereof and (ii) any person which receives compensation for administrative, legal or accounting services from this Company, its parent or any affiliate. For purposes of this definition, “control” when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“parent” means any individual, corporation, any other corporation owning or controlling, directly or indirectly, fifty percent (50%) or more of the voting stock of the Company.

“person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

FIFTH: Notwithstanding any provision hereof or of any document governing the formation, management or operation of the Company to the contrary, the following shall govern: Any indemnification shall be fully subordinated to any obligations respecting the Property and shall not constitute a claim against the Corporation in the event that cash flow is insufficient to pay such obligations.

SIXTH: This Certificate of Formation may be amended from time to time by the Member, provided, however, that for so long as any mortgage lien exists on the Property, any such amendment shall be made in compliance with the provisions of Article Third hereof.

PH02A/26454.1	- 3 -

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Lancaster Pike Stuart, LLC this 19th day of January, 1999.

LANCASTER PIKE STUART, INC.

/s/ Marc A. Strassler
Marc A. Strassler
Senior Vice President and Secretary

PH02A/26454.1	- 4 -

CONSENT TO USE OF NAME

LANCASTER PIKE STUART, INC., a corporation organized under the laws of the State of Delaware, hereby consents to the organization of Lancaster Pike Stuart, LLC, a limited liability company, in the State of Delaware.

IN WITNESS WHEREOF, Lancaster Pike Stuart, Inc. has caused this Consent to be executed this 19th day of January, 1999.

LANCASTER PIKE STUART, INC., a Delaware corporation

By:	/s/ Marc A. Strassler
Name: Marc A. Strassler
Title: Senior Vice President and Secretary

PH02A/26455.1

CERTIFICATE OF MERGER

The undersigned limited liability company organized and existing under and by virtue of Chapter 18 of Title 6 of the Delaware Code.

DOES HEREBY CERTIFY:

FIRST: The name and state of formation of the constituent limited liability company to this merger is Lancaster Pike Stuart, LLC, a Delaware limited liability company. The name and state of incorporation of the constituent corporation to this merger is Lancaster Pike Stuart, Inc., a Delaware corporation.

SECOND: An agreement of merger (the “Plan of Merger”) has been approved and executed by each of the constituent business entities to be merged hereby.

THIRD: The surviving entity to this merger is Lancaster Pike Stuart, LLC, a Delaware limited liability company.

FOURTH: The executed Plan of Merger is on file at the principal place of business of Lancaster Pike Stuart, LLC, the surviving entity to this merger, at 200 Milik Street, Carteret, NJ 07008.

FIFTH: A copy of the Plan of Merger will be furnished by Lancaster Pike Stuart, LLC, the surviving entity to this merger, on request and without cost to any member of the constituent limited liability company to this merger and to any shareholder of the constituent corporation to this merger.

IN WITNESS WHEREOF, Lancaster Pike Stuart, LLC, the surviving entity to this merger, has caused this Certificate of Merger to be executed by its duly authorized signatory this 17th day of February, 1999.

Lancaster Pike Stuart, LLC

by:	Lancaster Pike Stuart, Inc.
Sole Member

by:	/s/ Marc A. Strassler
Marc A. Strassler Senior Vice President

CERTIFICATE OF CORRECTION

REGARDING

CERTIFICATE OF MERGER FILED ON FEBRUARY 22, 1999

The undersigned, a corporation and a limited liability company each incorporated or organized under and by virtue of the Delaware Code.

EACH DO HEREBY CERTIFY:

FIRST: Lancaster Pike Stuart, LLC, a Delaware limited liability company, filed with the Secretary of State of the State of Delaware on February 22, 1999 a Certificate of Merger providing for the merger of Lancaster Pike Stuart, Inc., a Delaware corporation, with and into Lancaster Pike Stuart, LLC, with Lancaster Pike Stuart, LLC the surviving entity of such merger.

SECOND: The aforesaid Certificate of Merger was filed in error, and the merger between Lancaster Pike Stuart, Inc. and Lancaster Pike Stuart, LLC is null and void ab initio and of no effect.

THIRD: The continued, uninterrupted and separate existence of Lancaster Pike Stuart, Inc. and Lancaster Pike Stuart, LLC is confirmed.

IN WITNESS WHEREOF, Lancaster Pike Stuart, Inc. and Lancaster Pike Stuart, LLC have caused this Certificate of Correction to be executed by their respective duly authorized signatories this 28th day of May, 1999.

Lancaster Pike Stuart, LLC		Lancaster Pike Stuart, Inc.

by:	Lancaster Pike Stuart, Inc.	by:	/s/ Marc A. Strassler
	Sole Member		Marc A. Strassler
Senior Vice President

by:	/s/ Marc A. Strassler
Marc A. Strassler
Senior Vice President

0663634.01

CERTIFICATE OF MERGER

The undersigned limited liability company organized and existing under and by virtue of Chapter 18 of Title 6 of the Delaware Code.

DOES HEREBY CERTIFY:

FIRST: The name and state of formation of the constituent limited liability company to this merger is Lancaster Pike Stuart, LLC, a Delaware limited liability company. The name and state of incorporation of the constituent corporation to this merger is Lancaster Pike Stuart, Inc., a Delaware corporation.

SECOND: An agreement of merger (the “Plan of Merger”) has been approved and executed by each of the constituent business entities to be merged hereby.

THIRD: The surviving entity to this merger is Lancaster Pike Stuart, LLC, a Delaware limited liability company.

FOURTH: The executed Plan of Merger is on file at the principal place of business of Lancaster Pike Stuart, LLC, the surviving entity to this merger, at 200 Milik Street, Carteret, NJ 07008.

FIFTH: A copy of the Plan of Merger will be furnished by Lancaster Pike Stuart, LLC, the surviving entity to this merger, on request and without cost to any member of the constituent limited liability company to this merger and to any shareholder of the constituent corporation to this merger.

IN WITNESS WHEREOF, Lancaster Pike Stuart, LLC, the surviving entity to this merger, has caused this Certificate of Merger to be executed by its duly authorized signatory this 27th day of January, 2000.

Lancaster Pike Stuart, LLC

by:	Lancaster Pike Stuart, Inc.
Sole Member

by:	/s/ Marc A. Strassler
Marc A. Strassler
Senior Vice President

0711541.01

PLAN OF MERGER

This PLAN OF MERGER (“Plan”) is entered into on this 27th day of January, 2000 by and between Lancaster Pike Stuart, Inc., a Delaware corporation (the “Corporation”), and Lancaster Pike Stuart LLC, a Delaware limited liability company (the “LLC”).

W I T N E S S E T H:

WHEREAS, the directors and shareholders of the Corporation, on the one hand, and the sole member of the LLC on the other hand, have each determined that it is in the best interests of each of the parties hereto that the Corporation be merged with and into the LLC so that the LLC is the surviving entity,

NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound, do hereby agree as follows:

1. Terms of Merger. At and as of the Effective Time (as defined herein), the Corporation shall merge with and into the LLC, with the LLC as the surviving entity. The “Effective Time” shall be the date and time on which the LLC shall file a Certificate of Merger in the form attached hereto with the Secretary of State of the State of Delaware.

2. Conversion of Equity. At and as of the Effective Time, all of the outstanding common stock of the Corporation shall be collectively converted into a one hundred percent (100%) membership interest in the LLC. After the Effective Time, all of the common stock of the Corporation shall be deemed to be canceled and retired.

3. Effect of Merger. At and as of the Effective Time, the separate corporate existence of the Corporation shall terminate and all of the property, real, personal and mixed, and franchises of the Corporation, and all debts due on whatever account to it, shall be deemed to be transferred to and vested in the LLC, without further action, and the title to any real estate, or any interest therein, vested in the Corporation shall not revert or be in any way impaired by reason of the Merger.

IN WITNESS WHEREOF, each of the parties hereto has caused this Plan of Merger to be executed by its respective duly authorized signatory the day and year first above written.

Lancaster Pike Stuart, Inc.		Lancaster Pike Stuart LLC

by:	/s/ Marc A. Strassler	by:	Lancaster Pike Stuart, Inc.
	Marc A. Strassler		Sole Member
Senior Vice President

		by:	/s/ Marc A. Strassler
Marc A. Strassler
Senior Vice President

Document No. 0711536.01

CERTIFICATE OF AMENDMENT

OF

LANCASTER PIKE STUART, LLC

The undersigned, for the purpose of amending the Certificate of Formation of Lancaster Pike Stuart, LLC, which was filed with the Secretary of State of the State of Delaware on January 20, 1999 (the “Certificate”), pursuant to Section of 18-202 of the Delaware Limited Liability Company Act, does hereby certify the following:

FIRST: The name of the limited liability company is: Lancaster Pike Stuart, LLC.

SECOND: The Certificate is hereby amended by deleting each of Article Third, Article Fourth, Article Fifth and Article Sixth in its entirety.

THIRD: Article Second of the Certificate is hereby amended to read in its entirety as follows:

“SECOND: The address of the registered office of the Company in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. The name of the registered agent of the Company at such address is Corporation Service Company.”

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this 3rd day of December, 2007.

/s/ Christopher McGarry
Name:	Christopher McGarry
Title:	Senior Vice President

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: LANCASTER PIKE STUART, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

To change the registered agent as follows: Its registered office in the State of Delaware is to be located at: 1220 N. Market St., Suite 806, Wilmington, DE 19801, County of NEW CASTLE and its registered agent at such address is: BLUMBERGEXCELSIOR CORPORATE SERVICES, INC.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 9TH day of SEPTEMBER, A.D. 2008.

By:	/s/ Jose Mojica
Authorized Person(s)

Name:	JOSE MOJICA
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